UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 16, 2013

Commercial Vehicle Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34365	41-1990662
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7800 Walton Parkway, New Albany, Ohio	43054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 614-289-5360

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The following are the voting results on each matter submitted to the Company’s stockholders at the 2013 Annual Meeting of Stockholders (the “Annual Meeting”) held on May 16, 2013. The proposals below are described in detail in the Company’s definitive proxy statement (the “Proxy Statement”). The number of shares of common stock entitled to vote at the Annual Meeting was 29,365,754 shares, representing the number of the Company’s shares outstanding as of the record date, or March 18, 2013.

a.	The following directors were elected for terms expiring at the Company’s Annual Meeting in 2016:

	Voted For	Voted Withheld	Broker Non-Votes
Scott C. Arves	20,623,176	685,285	6,115,533
Robert C. Griffin	19,994,983	1,313,478	6,115,533
Richard A. Snell	20,608,547	699,914	6,115,533

b.	The non-binding advisory proposal to approve the compensation of the named executive officers as disclosed in the Proxy Statement was approved:

Shares Voted for Proposal	Shares Voted Against Proposal	Abstain	Broker Non-Votes
20,499,313	749,455	59,693	6,115,533

c.	The appointment of KPMG LLP as our independent public accounting firm for the fiscal year ending December 31, 2013 was ratified:

Shares Voted for Proposal	Shares Voted Against Proposal	Abstain	Broker Non-Votes
27,255,438	100,112	68,444	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Commercial Vehicle Group, Inc.

May 17, 2013	By:	/s/ Chad M. Utrup
	Name:	Chad M. Utrup
	Title:	Chief Financial Officer